As filed with the Securities and Exchange Commission on November 1, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                          Essential Therapeutics, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                               94-3186021
    (State or Other Jurisdiction of                  (IRS Employer
    Incorporation or Organization)              Identification Number)

                      ------------------------------------

                                1365 Main Street
                          Waltham, Massachusetts 02451
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------

             Essential Therapeutics, Inc. 2001 Incentive Stock Plan
                            (Full Title of the Plan)

                    ---------------------------------------

                 Mark B. Skaletsky                      Copy to:
                     President                   Alan C. Mendelson, Esq.
            and Chief Executive Officer             Latham & Watkins
           Essential Therapeutics, Inc.          135 Commonwealth Drive
                 1365 Main Street             Menlo Park, California 94025
           Waltham, Massachusetts 02451              (650) 328-4600
                  (781) 647-5554

                    ---------------------------------------

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                    ---------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
                  Title Of                         Amount           Maximum           Maximum         Amount Of
              Securities To Be                     To Be            Offering         Aggregate      Registration
                 Registered                    Registered (1)      Price Per         Offering            Fee
                                                                   Share (2)         Price (3)
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
Common Stock, par value $0.001 per share       1,550,000              $3.345        $5,184,750        $1,296.19
--------------------------------------------- ----------------- ----------------- ---------------- ----------------

(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under the Essential Therapeutics, Inc. (the "Company") 2001 Incentive Stock Plan (the "Plan") by reason of any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration that results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), for 1,550,000 shares based on the average ($3.345) of the high ($3.47) and low ($3.22) prices for the Company's Common Stock as reported on the Nasdaq National Market on October 31, 2001.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

Proposed sale to take place as soon after the effective date of this Registration Statement as options granted under the 2001 Incentive Stock Plan are exercised.
================================================================================

                                 Total Pages 8
                            Exhibit Index on Page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement covers shares of common stock, par value $0.001 per share (the "Common Stock"), of Essential Therapeutics, Inc. (the "Company"), that have been authorized for issuance pursuant to the Company's 2001 Incentive Stock Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents filed by the Company with the SEC are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 21, 2001, as amended;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001;

        (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001;

        (d) The Company's Current Report on Form 8-K filed with the SEC on March 23, 2001;

        (e) The Company's Current Report on Form 8-K filed with the SEC on August 6, 2001; and

        (f) The description of the Company's Common Stock contained in Items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 18, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

        In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

        A corporation may indemnify against expenses (including attorneys' fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

        In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

        Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

        Article VII of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Article VII provides that the Company may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Company, or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.

        Article VI of the Company's Bylaws provides for the indemnification of directors, officers, employees and other agents acting on behalf of the Company to the fullest extent permissible under the General Corporation Law of Delaware.
Article VI of the Company's Bylaws also permits the Company to secure insurance on behalf of any officer, director, employee or other agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

        The Company has entered into indemnification agreements with its directors.

Item 7. Exemption From Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits
        --------

        The Exhibits to this Registration Statement are listed in the Index to Exhibits located after the signature pages.

Item 9. Undertakings
        ------------

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10-(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

       (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on October 31, 2001.

                              Essential Therapeutics, Inc.

                          By: /s/ Mark B. Skaletsky
                              ---------------------------------------
                              Mark B. Skaletsky
                              President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mark B. Skaletsky and Paul J. Mellett, and each or any of them, his true and lawful attorneys-in-fact and agents, and each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

        Signatures                              Title                              Date
----------------------------    ---------------------------------------     ------------------
    /s/ Mark B. Skaletsky       Chief Executive Officer, President, and     October 31, 2001
----------------------------    Chairman of the Board of Directors
    Mark B. Skaletsky           (Principal Executive Officer)

    /s/ Donald D. Huffman       Chief Financial Officer                     October 31, 2001
----------------------------    (Principal Financial and Accounting
    Donald D. Huffman           Officer)


                                Director
----------------------------
    Richard Aldrich

                                Director
----------------------------
    Kate Bingham

                                Director
----------------------------
    Charles Newhall

    /s/ James E. Rurka          Director                                    October 31, 2001
----------------------------
    James E. Rurka

    /s/ David Schnell           Director                                    October 31, 2001
----------------------------
    David Schnell

    /s/ John P. Walker          Director                                    October 31, 2001
----------------------------
    John P. Walker

                          INDEX TO EXHIBITS

EXHIBIT
-------

4.1                  2001 Incentive Stock Plan (1)

5.1                  Opinion of Latham & Watkins

23.1                 Consent of Ernst & Young LLP

23.2                 Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)



(1) Incorporated by reference to Appendix A of the Company's Definitive Proxy Statement (File No. 000-28006) as filed with the SEC on May 18, 2001.